November 2024

Preliminary Pricing Supplement No. 4,980
Registration Statement Nos. 333-275587; 333-275587-01
Dated November 20, 2024
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Invesco S&P 500® Equal Weight ETF and the iShares® Core S&P Mid-Cap ETF due November 24, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Buffered PLUS are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Buffered PLUS will pay no interest, provide a minimum payment at maturity of only 20% of the stated principal amount at maturity and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by this document. The payment at maturity on the Buffered PLUS will be based on the value of the worst performing of the Russell 2000® Index, the Invesco S&P 500® Equal Weight ETF and the iShares® Core S&P Mid-Cap ETF. At maturity, if the final level of each underlying is greater than its respective initial level, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying. If the final level of any underlying is less than or equal to its respective initial level, but the final level of each underlying is greater than or equal to 80% of its respective initial level, meaning that no underlying has decreased from its initial level by an amount greater than the buffer amount of 20%, investors will receive the stated principal amount of their investment. However, if the final level of any underlying is less than 80% of its respective initial level, meaning that any underlying has decreased from its respective initial level by an amount greater than the buffer amount of 20%, investors will lose 1% for every 1% decline in the worst performing underlying beyond the specified buffer amount, subject to the minimum payment at maturity of 20% of the stated principal amount. Investors may lose up to 80% of the stated principal amount of the Buffered PLUS. Because the payment at maturity of the Buffered PLUS is based on the worst performing of the underlyings, a decline in any underlying by an amount greater than the buffer amount will result in a loss, and potentially a significant loss, of your investment even if the other underlyings have appreciated or have not declined as much. The Buffered PLUS are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of three underlyings and forgo current income in exchange for the leverage and buffer features that in each case apply to a limited range of performance of the worst performing underlying. The Buffered PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Buffered PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	November 24, 2027
Underlyings:

The Russell 2000® Index (the “RTY Index”), the Invesco S&P 500® Equal Weight ETF (the “RSP Shares”) and the iShares® Core S&P Mid-Cap ETF (the “IJH Shares,” and together with the RSP Shares, the “underlying shares”)

Aggregate principal amount:	$
Payment at maturity:

If the final level of each underlying is greater than its respective initial level,

$1,000 + ($1,000 × leverage factor × underlying percent change of the worst performing underlying)

If the final level of any underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to 80% of its respective initial level, meaning that no underlying has decreased from its initial level by an amount greater than the buffer amount of 20%,

$1,000

If the final level of any underlying is less than 80% of its respective initial level, meaning that any underlying has decreased from its respective initial level by an amount greater than the buffer amount of 20%,

($1,000 × underlying performance factor of the worst performing underlying) + $200

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the Buffered PLUS pay less than $200 per Buffered PLUS at maturity.

Underlying percent change:	With respect to each underlying, (final level – initial level) / initial level
Worst performing underlying:	The underlying with the lesser underlying percent change
Underlying performance factor:	With respect to each underlying, final level / initial level
Initial level:

With respect to the RTY Index, 2,324.827, which is the index closing value of such underlying on November 19, 2024

With respect to the RSP Shares, $181.18, which is the closing price of such underlying on November 19, 2024

With respect to the IJH Shares, $64.32, which is the closing price of such underlying on November 19, 2024

Final level:

With respect to the RTY Index, the index closing value of such underlying on the valuation date

With respect to the RSP Shares, the closing price of such underlying on the valuation date multiplied by the relevant adjustment factor on such date

With respect to the IJH Shares, the closing price of such underlying on the valuation date multiplied by the relevant adjustment factor on such date

Valuation date:	November 19, 2027, subject to adjustment for non-index business days, non-trading days and certain market disruption events
Leverage factor:	120%
Adjustment factor:	With respect to each of the RSP Shares and the IJH Shares, 1.0, subject to adjustment in the event of certain events affecting the RSP Shares or the IJH Shares
Buffer amount:	20%
Stated principal amount:	$1,000 per Buffered PLUS
Issue price:	$1,000 per Buffered PLUS
Pricing date:	November 20, 2024
Original issue date:	November 25, 2024 (3 business days after the pricing date)
CUSIP / ISIN:	61776W2Z5 / US61776W2Z52
Listing:	The Buffered PLUS will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $974.70 per Buffered PLUS, or within $30.00 of that estimate. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public (1)	Agent’s commissions and fees (2)	Proceeds to us(3)
Per Buffered PLUS	$1,000	$	$
Total	$	$	$

(1) The Buffered PLUS will be sold only to investors purchasing the Buffered PLUS in fee-based advisory accounts.

(2) MS& Co. expects to sell all of the Buffered PLUS that it purchases from us to an unaffiliated dealer at a price of $ per Buffered PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Buffered PLUS. MS & Co. will not receive a sales commission with respect to the Buffered PLUS. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3) See “Use of proceeds and hedging” on page 24.

The Buffered PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Buffered PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Buffered PLUS” and “Additional Information About the Buffered PLUS” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated November 16, 2023 Index Supplement dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Invesco S&P 500® Equal Weight ETF and the iShares® Core S&P Mid-Cap ETF due November 24, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Buffered Performance Leveraged Upside Securities

Principal at Risk Securities

The Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Invesco S&P 500® Equal Weight ETF and the iShares® Core S&P Mid-Cap ETF due November 24, 2027 (the “Buffered PLUS”) can be used:

￭To gain exposure to the worst performing of three equity underlyings for any positive performance

￭To potentially outperform the worst performing of the Russell 2000® Index, the Invesco S&P 500® Equal Weight ETF and the iShares® Core S&P Mid-Cap ETF in a bullish scenario by taking advantage of the leverage factor, with no limitation on the appreciation potential

￭To obtain a buffer against a specified level of negative performance in the worst performing underlying

If the final level of any underlying is less than 80% of its respective initial level, investors will be negatively exposed to the full amount of the percent decline in the worst performing underlying and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying, without any buffer.

Maturity:	Approximately 3 years
Leverage factor:	120%
Minimum payment at maturity:	$200 per Buffered PLUS (20% of the stated principal amount). Investors may lose up to 80% of the stated principal amount of the Buffered PLUS.
Buffer amount:	20%, with 1-to-1 downside exposure to the worst performing underlying below the buffer
Coupon:	None
Listing:	The Buffered PLUS will not be listed on any securities exchange

The original issue price of each Buffered PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Buffered PLUS, which are borne by you, and, consequently, the estimated value of the Buffered PLUS on the pricing date will be less than $1,000. We estimate that the value of each Buffered PLUS on the pricing date will be approximately $974.70, or within $30.00 of that estimate. Our estimate of the value of the Buffered PLUS as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the Buffered PLUS on the pricing date, we take into account that the Buffered PLUS comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the Buffered PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Buffered PLUS?

In determining the economic terms of the Buffered PLUS, including the leverage factor, the buffer amount and the minimum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Buffered PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Buffered PLUS?

The price at which MS & Co. purchases the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Buffered PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Buffered PLUS, and, if it once chooses to make a market, may cease doing so at any time.

November 2024 Page 2

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Invesco S&P 500® Equal Weight ETF and the iShares® Core S&P Mid-Cap ETF due November 24, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The Buffered PLUS offer leveraged upside exposure to the worst performing underlying. At maturity, if the final level of each underlying is greater than its respective initial level, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying. If the final level of any underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to 80% of its respective initial level, investors will receive the stated principal amount of their investment. However, if the final level of any underlying is less than 80% of its respective initial level, investors will lose 1% for every 1% decline in the worst performing underlying beyond the specified buffer amount, subject to the minimum payment at maturity. Investors may lose up to 80% of the stated principal amount of the Buffered PLUS. All payments on the Buffered PLUS are subject to our credit risk.

Leveraged Performance	The Buffered PLUS offer investors an opportunity to receive 120% of the positive return of the worst performing of the underlyings if each underlying has appreciated in value.
Upside Scenario if Each Underlying Appreciates	Each underlying increases in value, and, at maturity, the Buffered PLUS redeem for the stated principal amount of $1,000 plus 120% of the underlying percent change of the worst performing underlying.
Par Scenario

The final level of any underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to 80% of its respective initial level. In this case, you receive the stated principal amount of $1,000 at maturity even though the worst performing underlying has depreciated.

Downside Scenario

The final level of any underlying is less than 80% of it is respective initial level. In this case, the Buffered PLUS redeem for less than the stated principal amount by an amount proportionate to the percentage decrease of the worst performing underlying over the term of the Buffered PLUS, plus the buffer amount of 20%. For example, if the final level of the worst performing underlying is 55% less than its initial level, the Buffered PLUS will be redeemed at maturity for a loss of 35% of principal at $650, or 65% of the stated principal amount. The minimum payment at maturity is $200 per Buffered PLUS.

Because the payment at maturity of the Buffered PLUS is based on the worst performing of the underlyings, a decline in any underlying to less than 80% of its respective initial level will result in a significant loss, and potentially a significant loss, of your investment, even if the other underlyings have appreciated or have not declined as much.

November 2024 Page 3

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Invesco S&P 500® Equal Weight ETF and the iShares® Core S&P Mid-Cap ETF due November 24, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the Buffered PLUS. The following examples are for illustrative purposes only. The actual initial level for each underlying are set forth on the cover of this document. Any payment at maturity on the Buffered PLUS is subject to our credit risk. The below examples are based on the following terms:

Stated principal amount:	$1,000 per Buffered PLUS
Leverage factor:	120%
Hypothetical initial level:	With respect to the RTY Index: 2,100 With respect to the RSP Shares: $180.00 With respect to the IJH Shares: $58.50
Buffer amount:	20%

EXAMPLE 1: The final level of each underlying is greater than its respective initial level.

Final level		RTY Index: 2,310
RSP Shares: $252.00 IJH Shares: $76.05
Underlying percent change		RTY Index: (2,310 – 2,100) / 2,100 = 10% RSP Shares: ($252.00 – $180.00) / $180.00 = 40% IJH Shares: ($76.05 – $58.50) / $58.50 = 30%
Payment at maturity	=	$1,000 + ($1,000 × leverage factor × underlying percent change of the worst performing underlying)
	=	$1,000 + ($1,000 × 120% × 10%)
	=	$1,120

In example 1, the final levels of the RTY Index, the RSP Shares and the IJH Shares are greater than their initial levels. The RTY Index has appreciated by 10% while the RSP Shares have appreciated by 40% and the IJH Shares have appreciated by 30%. Therefore, investors receive at maturity the stated principal amount plus 120% of the appreciation of the worst performing underlying, which is the RTY Index in this example. Investors receive $1,120 per Buffered PLUS at maturity.

EXAMPLE 2: The final levels of two underlyings are greater than their respective initial levels while the final level of the other underlying is less than its respective initial level, but no underlying index has decreased from its initial index value by an amount greater than the buffer amount of 20%.

Final level		RTY Index: 2,940
		RSP Shares: $153.00 IJH Shares: $76.05
Underlying percent change		RTY Index: (2,940 – 2,100) / 2,100 = 40% RSP Shares: ($153.00 – $180.00) / $180.00 = -15% IJH Shares: ($76.05 – $58.50) / $58.50 = 30%
Payment at maturity	=	$1,000

In example 2, the final levels of the RTY Index and the IJH Shares are greater than their respective initial levels, while the final level of the RSP Shares is less than its respective initial level, but no underlying has decreased from its initial level by an amount greater than the buffer amount of 20%. While the RTY Index has appreciated by 40% and the IJH Shares have

November 2024 Page 4

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Invesco S&P 500® Equal Weight ETF and the iShares® Core S&P Mid-Cap ETF due November 24, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

appreciated by 30%, the RSP Shares have declined by 15%. Therefore, investors receive at maturity the stated principal amount of $1,000.

EXAMPLE 3: The final levels of two underlyings are greater than their respective initial levels while the final level of the other underlying is less than its respective initial level and less than 80% of its initial level.

Final level		RTY Index: 2,310
RSP Shares: $90.00 IJH Shares: $76.05
Underlying percent change		RTY Index: (2,310 – 2,100) / 2,100 = 10% RSP Shares: ($90.00 – $180.00) / $180.00 = -50% IJH Shares: ($76.05 – $58.50) / $58.50 = 30%
Underlying performance factor		RTY Index: 2,310 / 2,100 = 110% RSP Shares: $90.00 / $180.00 = 50% IJH Shares: $76.05 / $58.50 = 130%
Payment at maturity	=	($1,000 × underlying performance factor of the worst performing underlying) + $200
	=	($1,000 × 50%) + $200
	=	$700

In example 3, the final levels of the RTY Index and the IJH Shares are greater than their respective initial levels, while the final level of the RSP Shares is less than its respective initial level and less than 80% of its initial level. While the RTY Index has appreciated by 10% and the IJH Shares have appreciated by 30%, the RSP Shares have declined by 50%. Therefore, investors are exposed to the negative performance of the RSP Shares, which is the worst performing underlying in this example, beyond the buffer amount of 20%, and receive a payment at maturity of $700. In this example, investors are exposed to the negative performance of the worst performing underlying even though the other underlyings have appreciated in value by 10% and by 30%, respectively, because the final level of each underlying is not greater than or equal to 80% of its respective initial index value.

EXAMPLE 4: The final level of each underlying is less than its respective initial level, but no underlying has decreased from its initial level by an amount greater than the buffer amount of 20%.

Final level		RTY Index: 1,995
		RSP Shares: $171.00 IJH Shares: $55.575
Underlying percent change		RTY Index: (1,995 – 2,100) / 2,100 = -5% RSP Shares: ($171.00 – $180.00) / $180.00 = -5% IJH Shares: ($55.575 – $58.50) / $58.50 = -5%
Payment at maturity	=	$1,000

In example 4, the final level of each underlying is less than its respective initial level, but no underlying has decreased from its initial level by an amount greater than the buffer amount of 20%. The RTY Index has declined by 5%, the RSP Shares have declined by 5% and the IJH Shares have declined by 5%. Therefore, investors receive at maturity the stated principal amount. Investors receive $1,000 per Buffered PLUS at maturity.

November 2024 Page 5

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Invesco S&P 500® Equal Weight ETF and the iShares® Core S&P Mid-Cap ETF due November 24, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

EXAMPLE 5: The final level of each underlying is less than 80% of its respective initial level.

Final level		RTY Index: 630
RSP Shares: $72.00 IJH Shares: $20.475
Underlying percent change		RTY Index: (630 – 2,100) / 2,100 = -70% RSP Shares: ($72.00 – $180.00) / $180.00 = -60% IJH Shares: ($20.475 – $58.50) / $58.50 = -65%
Underlying performance factor		RTY Index: 630 / 2,100 = 30% RSP Shares: $72.00 / $180.00 = 40% IJH Shares: $20.475 / $58.50 = 35%
Payment at maturity	=	($1,000 × underlying performance factor of the worst performing underlying) + $200
	=	($1,000 × 30%) + $200
	=	$500

In example 5, the final levels of the RTY Index, the RSP Shares and the IJH Shares are less than their initial levels by an amount greater than the buffer amount of 20%. The RTY index has declined by 70% while the RSP Shares have declined by 60% and the IJH Shares have declined by 65%. Therefore, investors are exposed to the negative performance of the RTY Index, which is the worst performing underlying in this example, beyond the buffer amount of 20%, and receive a payment at maturity of $500.

Because the payment at maturity of the Buffered PLUS is based on the worst performing of the underlyings, a decline in any underlying by an amount greater than the buffer amount of 20% will result in a loss, and potentially a significant loss, of your investment, even if the other underlyings have appreciated or have not declined as much.

November 2024 Page 6

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Invesco S&P 500® Equal Weight ETF and the iShares® Core S&P Mid-Cap ETF due November 24, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the Buffered PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Buffered PLUS.

Risks Relating to an Investment in the Buffered PLUS

￭The Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 20% of the stated principal amount. The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 20% of the stated principal amount of the Buffered PLUS. If the final level of any underlying is less than 80% of its initial level, you will receive for each Buffered PLUS that you hold a payment at maturity that is less than the stated principal amount of each Buffered PLUS by an amount proportionate to the decline in the value of the worst performing underlying from its initial level, plus $200 per Buffered PLUS. Accordingly, investors may lose up to 80% of the stated principal amount of the Buffered PLUS.

￭The market price will be influenced by many unpredictable factors. Several factors will influence the value of the Buffered PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Buffered PLUS in the secondary market, including the value, volatility and dividend yield of the underlyings, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. The levels of the underlyings may be, and have recently been, extremely volatile, and we can give you no assurance that the volatility will lessen. See “Russell 2000® Index Overview,” “Invesco S&P 500® Equal Weight ETF Overview” and “iShares® Core S&P Mid-Cap ETF Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Buffered PLUS if you try to sell your Buffered PLUS prior to maturity.

￭The Buffered PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Buffered PLUS. You are dependent on our ability to pay all amounts due on the Buffered PLUS at maturity and therefore you are subject to our credit risk. If we default on our obligations under the Buffered PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Buffered PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Buffered PLUS.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the Buffered PLUS is not linked to the values of the underlyings at any time other than the valuation date. The final level of each underlying will be based on the closing level of such underlying on the valuation date, subject to adjustment for non-index business days, non-trading days and certain market disruption events. Even if each underlying appreciates prior to the valuation date but the value of any underlying drops by the valuation date, the payment at maturity will be less than it would have been had the payment at maturity been linked to the values of the underlyings prior to such drop. Although the actual values of the underlyings on the stated maturity

November 2024 Page 7

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Invesco S&P 500® Equal Weight ETF and the iShares® Core S&P Mid-Cap ETF due November 24, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

date or at other times during the term of the Buffered PLUS may be higher than their respective final levels, the payment at maturity will be based solely on the closing levels on the valuation date.

￭Investing in the Buffered PLUS is not equivalent to investing in any underlying or the stocks composing the RTY Index, the S&P 500® Equal Weight Index or the S&P MidCap 400® Index. Investing in the Buffered PLUS is not equivalent to investing in any underlying or the component stocks of the RTY Index, the S&P 500® Equal Weight Index or the S&P MidCap 400® Index. As an investor in the Buffered PLUS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the RTY Index, the S&P 500® Equal Weight Index or the S&P MidCap 400® Index.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Buffered PLUS in the original issue price reduce the economic terms of the Buffered PLUS, cause the estimated value of the Buffered PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Buffered PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Buffered PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Buffered PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Buffered PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the Buffered PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Buffered PLUS than those generated by others, including other dealers in the market, if they attempted to value the Buffered PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Buffered PLUS in the secondary market (if any exists) at any time. The value of your Buffered PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The Buffered PLUS will not be listed on any securities exchange and secondary trading may be limited. The Buffered PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Buffered PLUS. MS & Co. may, but is not obligated to, make a market in the Buffered PLUS and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Buffered PLUS, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Buffered PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily. Since other broker-dealers may not participate significantly in the secondary market for the Buffered PLUS, the price at which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Buffered PLUS,

November 2024 Page 8

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Invesco S&P 500® Equal Weight ETF and the iShares® Core S&P Mid-Cap ETF due November 24, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

it is likely that there would be no secondary market for the Buffered PLUS. Accordingly, you should be willing to hold your Buffered PLUS to maturity.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the Buffered PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Buffered PLUS (and to other instruments linked to any underlying, the S&P 500® Equal Weight Index or the S&P MidCap 400® Index), including taking positions in stocks constituting the RTY Index, the S&P 500® Equal Weight Index or the S&P MidCap 400® Index or taking positions in the RSP Shares, the IJH Shares, futures and/or options contracts on the RTY Index, the RSP Shares, the IJH Shares, the S&P 500® Equal Weight Index or the S&P MidCap 400® Index or their component stocks listed on major securities markets. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the stocks that constitute the underlyings and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to November 19, 2024 could potentially increase the initial level of any underlying index, and, therefore, could increase the value at or above which such underlying index must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Buffered PLUS (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the Buffered PLUS, including on the valuation date, could adversely affect the value of any underlying index on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any (depending also on the performance of the other underlyings).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Buffered PLUS. As calculation agent, MS & Co. will determine the initial levels and the final levels, including whether any underlying index has decreased to below 80% of its respective initial level, and will calculate the amount of cash you receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, whether to make any adjustments to the adjustment factors and the selection of a successor index or calculation of the index closing value of the RTY Index or the closing price of the RSP Shares or the IJH Shares, as applicable, in the event of a market disruption event or discontinuance of an underlying. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s),” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Buffered PLUS on the pricing date.

￭The U.S. federal income tax consequences of an investment in the Buffered PLUS are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Buffered PLUS. As discussed in the Tax Disclosure Sections, there is a risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. In addition, there is no direct legal authority regarding the proper U.S. federal tax treatment of the Buffered PLUS, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Buffered PLUS are uncertain, and the IRS or a court might not agree with the tax treatment of a Buffered PLUS as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the Buffered PLUS, the tax consequences of the ownership and disposition of the Buffered PLUS, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the Buffered PLUS, possibly retroactively.

November 2024 Page 9

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Invesco S&P 500® Equal Weight ETF and the iShares® Core S&P Mid-Cap ETF due November 24, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each of the underlyings. Your return on the Buffered PLUS it not linked to a basket consisting of each underlying. Rather, it will be based upon the independent performance of each of the underlyings. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlyings. Poor performance by any underlying over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. If any underlying declines to below 80% of its initial level as of the valuation date, you will lose some or a substantial portion of your investment, even if the other underlyings have appreciated or have not declined as much. Accordingly, your investment is subject to the price risk of each of the underlyings.

￭Because the Buffered PLUS are linked to the performance of the worst performing underlying, you are exposed to greater risk of sustaining a significant loss on your investment than if the Buffered PLUS were linked to just one underlying. The risk that you will suffer a loss on your investment is greater if you invest in the Buffered PLUS as opposed to substantially similar securities that are linked to the performance of just one underlying. With three underlyings, it is more likely that any underlying will decline to below 80% of its initial level as of the valuation date than if the Buffered PLUS were linked to only one underlying. Therefore it is more likely that you will suffer a loss on your investment.

￭The Buffered PLUS are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the underlyings, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the Buffered PLUS are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭The Buffered PLUS are linked to the iShares® Core S&P Mid-Cap ETF and are subject to the risks associated with mid-capitalization companies. The iShares® Core S&P Mid-Cap ETF is composed of equity securities issued by companies that are considered mid-capitalization companies. These equity securities often have greater stock price volatility, lower trading volume and less liquidity than the equity securities of large-capitalization companies, and are more vulnerable to adverse business and economic developments than those of large capitalization companies. In addition, mid-capitalization companies are typically less established and less stable financially than large-capitalization companies. These companies may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products. Therefore, the iShares® Core S&P Mid-Cap ETF may be more volatile than it would be if it were composed of equity securities issued by large-capitalization companies.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the RSP Shares or the IJH Shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the RSP Shares or the IJH Shares. However, the calculation agent will not make an adjustment

November 2024 Page 10

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Invesco S&P 500® Equal Weight ETF and the iShares® Core S&P Mid-Cap ETF due November 24, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

for every event that can affect the RSP Shares or the IJH Shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the Buffered PLUS may be materially and adversely affected.

￭Adjustments to the RSP Shares, the IJH Shares or the indices tracked by the RSP Shares and the IJH Shares could adversely affect the value of the Buffered PLUS. The investment adviser to the Invesco S&P 500® Equal Weight ETF and the iShares® Core S&P Mid-Cap ETF (the “Investment Advisor”) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P 500® Equal Weight Index and the S&P MidCap 400® Index, respectively. Pursuant to its investment strategies or otherwise, the Investment Adviser may add, delete or substitute the stocks composing the S&P 500® Equal Weight Index or the S&P MidCap 400® Index. Any of these actions could adversely affect the price of the RSP Shares or the IJH Shares and, consequently, the value of the Buffered PLUS. The publisher of each of the share underlying indices is responsible for calculating and maintaining the S&P 500® Equal Weight Index and the S&P MidCap 400® Index. The publisher may add, delete or substitute the stocks constituting the S&P 500® Equal Weight Index or the S&P MidCap 400® Index or make other methodological changes that could change the level of the S&P 500® Equal Weight Index or the S&P MidCap 400® Index. The publisher may discontinue or suspend calculation or publication of the S&P 500® Equal Weight Index or the S&P MidCap 400® Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued S&P 500® Equal Weight Index or the S&P MidCap 400® Index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the RSP Shares or the IJH Shares and, consequently, the value of the Buffered PLUS.

￭The performance and market price of the RSP Shares and the IJH Shares, particularly during periods of market volatility, may not correlate with the performance of the S&P 500® Equal Weight Index or the S&P MidCap 400® Index, the performance of the component securities of the S&P 500® Equal Weight Index or the S&P MidCap 400® Index or the net asset value per share of the RSP Shares or the IJH Shares. The RSP Shares and the IJH Shares do not fully replicate the S&P 500® Equal Weight Index and the S&P MidCap 400® Index, respectively, and may hold securities that are different than those included in the S&P 500® Equal Weight Index and the S&P MidCap 400® Index.  In addition, the performance of the RSP Shares and the IJH Shares will reflect additional transaction costs and fees that are not included in the calculation of the S&P 500® Equal Weight Index and the S&P MidCap 400® Index.  All of these factors may lead to a lack of correlation between the performance of the RSP Shares and the S&P 500® Equal Weight Index and the IJH Shares and the S&P MidCap 400® Index, respectively.  In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the RSP Shares and the IJH Shares may impact the variance between the performances of RSP Shares and the S&P 500® Equal Weight Index and the IJH Shares and the S&P MidCap 400® Index, respectively.  Finally, because the shares of the RSP Shares and the IJH Shares are traded on  an exchange and are subject to market supply and investor demand, the market price of one share of the RSP Shares or the IJH Shares may differ from the net asset value per share of the RSP Shares or the IJH Shares, respectively.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the RSP Shares or the IJH Shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the RSP Shares or the IJH Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the RSP Shares or the IJH Shares, and their ability to create and redeem shares of the RSP Shares or the IJH Shares may be disrupted. Under these circumstances, the market price of shares of the RSP Shares or the IJH Shares may vary substantially from the net asset value per share of the RSP Shares or the IJH Shares or the level of the S&P 500® Equal Weight Index or the S&P MidCap 400® Index, respectively.

For all of the foregoing reasons, the performance of the RSP Shares or the IJH Shares may not correlate with the performance of the S&P 500® Equal Weight Index and the S&P MidCap 400® Index, respectively, the performance of the component securities of the S&P 500® Equal Weight Index and the S&P MidCap 400® Index, respectively, or the net asset value per share of the RSP Shares or the IJH Shares.  Any of these events could materially and adversely affect the price of the shares of the RSP Shares or the IJH Shares and, therefore, the value of the Buffered

November 2024 Page 11

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Invesco S&P 500® Equal Weight ETF and the iShares® Core S&P Mid-Cap ETF due November 24, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

PLUS.  Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment on the Buffered PLUS.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the RSP Shares or the IJH Shares on the valuation date, even if the RSP Shares’ or IJH Shares’ shares are underperforming the S&P 500® Equal Weight Index or the S&P MidCap 400® Index, respectively, or the component securities of the S&P 500® Equal Weight Index and the S&P MidCap 400® Index, respectively and/or trading below the net asset value per share of the RSP Shares or the IJH Shares.

￭Adjustments to the RTY Index could adversely affect the value of the Buffered PLUS. The publisher of the RTY Index may add, delete or substitute the stocks constituting the RTY Index or make other methodological changes that could change the value of the RTY Index. The publisher of the RTY Index may discontinue or suspend calculation or publication of the RTY Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

November 2024 Page 12

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Invesco S&P 500® Equal Weight ETF and the iShares® Core S&P Mid-Cap ETF due November 24, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE International Limited (“FTSE Russell”), and measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges. The Russell 2000® Index is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 (i.e., those ranked 1,001 through 3,000) of the companies that form the Russell 3000E™ Index. The Russell 2000® Index represents approximately 7% of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell Indices—Russell 2000® Index” in the accompanying index supplement.

Information as of market close on November 19, 2024:

Bloomberg Ticker Symbol:	RTY
Current Index Value:	2,324.827
52 Weeks Ago:	1,807.084
52 Week High (on 11/11/2024):	2,434.979
52 Week Low (on 11/21/2023):	1,783.263

The following graph sets forth the daily closing values of the RTY Index for the period from January 1, 2019 through November 19, 2024. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the RTY Index for each quarter in the same period. The closing value of the RTY Index on November 19, 2024 was 2,324.827. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The RTY index has at times experienced periods of high volatility, and you should not take the historical values of the RTY index as an indication of its future performance.

RTY Index Daily Closing Values January 1, 2019 to November 19, 2024

November 2024 Page 13

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Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Invesco S&P 500® Equal Weight ETF and the iShares® Core S&P Mid-Cap ETF due November 24, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Russell 2000® Index	High	Low	Period End
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter	2,442.742	2,139.875	2,245.313
2022
First Quarter	2,272.557	1,931.288	2,070.125
Second Quarter	2,095.440	1,649.836	1,707.990
Third Quarter	2,021.346	1,655.882	1,664.716
Fourth Quarter	1,892.839	1,682.403	1,761.246
2023
First Quarter	2,001.221	1,720.291	1,802.484
Second Quarter	1,896.333	1,718.811	1,888.734
Third Quarter	2,003.177	1,761.609	1,785.102
Fourth Quarter	2,066.214	1,636.938	2,027.074
2024
First Quarter	2,124.547	1,913.166	2,124.547
Second Quarter	2,109.459	1,942.958	2,047.691
Third Quarter	2,263.674	2,026.727	2,229.970
Fourth Quarter (through November 19, 2024)	2,434.979	2,180.146	2,324.827

“Russell 2000® Index” and “Russell 3000ETM Index” are trademarks of FTSE Russell. For more information, see “Russell Indices” in the accompanying index supplement.

November 2024 Page 14

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Invesco S&P 500® Equal Weight ETF and the iShares® Core S&P Mid-Cap ETF due November 24, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Invesco S&P 500® Equal Weight ETF Overview

The Invesco S&P 500® Equal Weight ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P 500® Equal Weight Index. The Invesco S&P 500® Equal Weight ETF is managed by Invesco Exchange-Traded Fund Trust (the “Trust), a registered investment company that consists of numerous separate investment portfolios, including the Invesco S&P 500® Equal Weight ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-102228 and 811-21265, respectively, through the Commission’s website at www.sec.gov.In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Invesco S&P 500® Equal Weight ETF is accurate or complete.

Information as of market close on November 19, 2024:

Bloomberg Ticker Symbol:	RSP UP
Current Share Price:	$181.18
52 Weeks Ago:	$146.07
52 Week High (on 11/11/2024):	$185.02
52 Week Low (on 11/21/2023):	$145.80

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the RSP Shares for each quarter from January 1, 2019 through November 19, 2024. The closing price of the RSP Shares on November 19, 2024 was $181.18. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The RSP Shares have at times experienced periods of high volatility, and you should not take the historical values of the RSP Shares as an indication of future performance.

RSP Shares Daily Closing Prices January 1, 2019 to November 19, 2024

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Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Invesco S&P 500® Equal Weight ETF and the iShares® Core S&P Mid-Cap ETF due November 24, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Invesco S&P 500® Equal Weight ETF (CUSIP 46137V357)	High ($)	Low ($)	Period End ($)
2019
First Quarter	104.84	89.68	104.44
Second Quarter	108.19	100.69	107.80
Third Quarter	110.18	102.40	108.08
Fourth Quarter	115.93	103.92	115.72
2020
First Quarter	118.71	71.66	84.02
Second Quarter	113.09	79.83	101.76
Third Quarter	113.96	100.38	108.11
Fourth Quarter	127.54	106.78	127.54
2021
First Quarter	142.80	125.70	141.66
Second Quarter	152.26	143.08	150.73
Third Quarter	157.39	146.61	149.82
Fourth Quarter	163.01	150.88	162.75
2022
First Quarter	164.20	148.26	157.71
Second Quarter	158.96	130.84	134.23
Third Quarter	152.39	127.28	127.28
Fourth Quarter	149.03	128.02	141.25
2023
First Quarter	154.96	137.35	144.62
Second Quarter	149.64	139.61	149.64
Third Quarter	155.00	141.04	141.69
Fourth Quarter	158.41	133.66	157.80
2024
First Quarter	169.37	153.84	169.37
Second Quarter	168.37	159.21	164.28
Third Quarter	179.16	162.83	179.16
Fourth Quarter (through November 19, 2024)	185.02	176.29	181.18

This document relates only to the Buffered PLUS offered hereby and does not relate to the underlying shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the Buffered PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying shares (and therefore the price of the underlying shares at the time we price the Buffered PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received at maturity with respect to the Buffered PLUS and therefore the value of the Buffered PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlying shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Buffered PLUS under the securities laws. As a prospective purchaser of the Buffered PLUS, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlying shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The Buffered PLUS are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Trust. S&P®, S&P® Global Inc. and the Trust make no representations or warranties to the owners of the Buffered PLUS or any member of the public regarding the advisability of investing in the Buffered PLUS. S&P®, S&P®

November 2024 Page 16

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Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Invesco S&P 500® Equal Weight ETF and the iShares® Core S&P Mid-Cap ETF due November 24, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the Buffered PLUS.

S&P 500® Equal Weight Index. The S&P 500® Equal Weight Index is the equal-weight version of the S&P 500® Index. The index includes the same constituents as the capitalization-weighted S&P 500® Index, but each company in the S&P 500® Equal Weight Index is allocated a fixed weight of 0.2% of the index total at each quarterly rebalancing. Therefore, the performances of the S&P 500® Equal Weight Index and the underlying shares will differ, perhaps materially, from the performance of the S&P 500® Index, which is weighted unevenly based on market capitalization.

The S&P 500® Index, which is calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”), is intended to provide a benchmark for performance measurement of the large capitalization segment of the U.S. equity markets by tracking the stock price movement of 500 companies with large market capitalizations. Component stocks of the S&P 500® Index are required to have a total company level market capitalization of USD $14.5 billion or more, which reflects approximately the 85th percentile of the S&P® Total Market Index. The S&P 500® Index measures the relative performance of the common stocks of 500 companies as of a particular time as compared to the performance of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P® U.S. Indices—S&P 500® Index” in the accompanying index supplement.

November 2024 Page 17

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Invesco S&P 500® Equal Weight ETF and the iShares® Core S&P Mid-Cap ETF due November 24, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

iShares® Core S&P Mid-Cap ETF Overview

The iShares® Core S&P Mid-Cap ETF is an exchange-traded fund of iShares Trust (“iShares”), a registered investment company, that seeks to replicate as closely as possible, before fees and expenses, of the S&P MidCap 400® Index. Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the iShares® Core S&P Mid-Cap ETF is accurate or complete.

Information as of market close on November 19, 2024:

Bloomberg Ticker Symbol:	IJH UP
Current Share Price:	$64.32
52 Weeks Ago:	$50.87
52 Week High (on 11/11/2024):	$66.51
52 Week Low (on 11/21/2023):	$50.62

The following graph sets forth the daily closing prices of the IJH Shares for the period from December 11, 2019 through November 19, 2024. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the IJH Shares for each quarter in the same period. The closing price of the IJH Shares on November 19, 2024 was $64.32. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The IJH Shares have at times experienced periods of high volatility, and you should not take the historical values of the IJH Shares as an indication of future performance.

IJH Shares Daily Closing Prices December 11, 2019 to November 19, 2024

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Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Invesco S&P 500® Equal Weight ETF and the iShares® Core S&P Mid-Cap ETF due November 24, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

iShares® Core S&P Mid-Cap ETF (CUSIP 464287507)	High ($)	Low ($)	Period End ($)
2019
First Quarter	38.68	32.57	37.88
Second Quarter	39.60	36.23	38.85
Third Quarter	39.70	36.63	38.65
Fourth Quarter	41.23	37.16	41.16
2020
First Quarter	42.12	24.35	28.77
Second Quarter	38.88	26.64	35.56
Third Quarter	39.30	34.89	37.06
Fourth Quarter	46.14	37.55	45.97
2021
First Quarter	53.59	45.26	52.06
Second Quarter	55.28	52.04	53.75
Third Quarter	55.41	51.29	52.61
Fourth Quarter	58.11	53.16	56.62
2022
First Quarter	57.07	50.24	53.67
Second Quarter	54.02	43.81	45.25
Third Quarter	52.66	43.85	43.85
Fourth Quarter	51.40	44.74	48.38
2023
First Quarter	54.34	47.45	50.03
Second Quarter	52.30	48.04	52.30
Third Quarter	54.48	49.23	49.87
Fourth Quarter	55.97	46.41	55.43
2024
First Quarter	60.74	53.67	60.74
Second Quarter	60.79	56.43	58.52
Third Quarter	62.65	57.32	62.32
Fourth Quarter (through November 19, 2024)	66.51	61.68	64.32

This document relates only to the Buffered PLUS offered hereby and does not relate to the underlying shares. We have derived all disclosures contained in this document regarding the iShares from the publicly available documents described above. In connection with the offering of the Buffered PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying shares (and therefore the price of the underlying shares at the time we price the Buffered PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the iShares could affect the value received with respect to the Buffered PLUS and therefore the value of the Buffered PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying shares.

We and/or our affiliates may presently or from time to time engage in business with the iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlying shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Buffered PLUS under the securities laws. As a prospective purchaser of the Buffered PLUS, you should undertake an

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Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Invesco S&P 500® Equal Weight ETF and the iShares® Core S&P Mid-Cap ETF due November 24, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

independent investigation of the iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlying shares.

“iShares®” is a registered trademark of BlackRock Fund Advisors (“BFA”). The securities are not sponsored, endorsed, sold, or promoted by BFA. BFA makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BFA has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

S&P MidCap 400® Index Overview. The S&P MidCap 400® Index, which is calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”), is intended to provide a benchmark for performance measurement of the medium capitalization segment of the U.S. equity markets by tracking the stock price movement of 400 companies with mid-sized market capitalizations. Component stocks of the S&P MidCap 400® Index are required to have a total company level market capitalization of between USD $5.2 billion and USD $14.5 billion, which reflects approximately the 85th – 93rd percentile of the S&P® Total Market Index. The S&P MidCap 400® Index measures the relative performance of the 400 constituent stocks as of a particular time as compared to the common stocks of 400 similar companies on the base date of June 28, 1991. The S&P MidCap 400® Index does not overlap holdings with the S&P 500® Index or the S&P SmallCap 600® Index. For additional information about the S&P MidCap 400® Index, see the information set forth under “S&P® U.S. Indices—S&P MidCap 400® Index” in the accompanying index supplement.

November 2024 Page 20

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Invesco S&P 500® Equal Weight ETF and the iShares® Core S&P Mid-Cap ETF due November 24, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the Buffered PLUS

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
RTY Index publisher:	FTSE Russell, or any successor thereof
Index closing value:

With respect to the RTY Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of the RTY Index, or any successor index reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the RTY Index will be based on the alternate calculation of the RTY Index as described under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement.

Share underlying indices:	With respect to the RSP Shares, the S&P 500® Equal Weight Index With respect to the IJH Shares, the S&P MidCap 400® Index
Share underlying index publisher:	With respect to each of the RSP Shares and the IJH Shares, S&P® Dow Jones Indices LLC, or any successor thereof.
Denominations:	$1,000 per Buffered PLUS and integral multiples thereof
Postponement of maturity date:

If the scheduled valuation date is not an index business day or a trading day, as applicable with respect to any underlying or if a market disruption event occurs with respect to any underlying on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Buffered PLUS will be postponed to the second business day following the latest valuation date as postponed with respect to any underlying.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Buffered PLUS by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the Buffered PLUS in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered with respect to the Buffered PLUS, on or prior to 10:30

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Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Invesco S&P 500® Equal Weight ETF and the iShares® Core S&P Mid-Cap ETF due November 24, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the Buffered PLUS to the trustee for delivery to the depositary, as holder of the Buffered PLUS, on the maturity date.

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Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Invesco S&P 500® Equal Weight ETF and the iShares® Core S&P Mid-Cap ETF due November 24, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information About the Buffered PLUS

Additional Information:
Minimum ticketing size:	$1,000 / 1 Buffered PLUS
Tax considerations:

There is uncertainty regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS due to the lack of governing authority. Our counsel, Davis Polk & Wardwell LLP, is unable to render a definitive opinion on the tax treatment of the Buffered PLUS at this time as such opinion is dependent in part upon market conditions on the pricing date. Our counsel’s opinion will therefore be provided only on the pricing date. However, under current law, and based on current market conditions, our counsel believes that it is at least reasonable to treat a Buffered PLUS as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the Buffered PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the Buffered PLUS prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the Buffered PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Buffered PLUS. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the Buffered PLUS for more than one year, and short-term capital gain or loss otherwise.

There is a risk that the Internal Revenue Service (the “IRS”) may seek to treat all or a portion of the gain on the Buffered PLUS as ordinary income. For example, there is a risk (which, depending on the market conditions on the pricing date, could be substantial) that the IRS could seek to recharacterize the Buffered PLUS as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Buffered PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Buffered PLUS as ordinary income.

Even if the treatment of the Buffered PLUS as “open transactions” is respected, because the Buffered PLUS are linked to shares of exchange-traded funds, although the matter is not clear, there is a risk that an investment in the Buffered PLUS will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the Buffered PLUS could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the Buffered PLUS, including the leveraged upside payment and the fact that the Buffered PLUS is linked to an index in addition to exchange-traded funds, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the Buffered PLUS were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the Buffered PLUS. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for PLUS for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

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Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Invesco S&P 500® Equal Weight ETF and the iShares® Core S&P Mid-Cap ETF due November 24, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

We do not plan to request a ruling from the IRS regarding the treatment of the Buffered PLUS. An alternative characterization of the Buffered PLUS could materially and adversely affect the tax consequences of ownership and disposition of the Buffered PLUS, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect.

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the Buffered PLUS and current market conditions, we expect that the Buffered PLUS will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the Buffered PLUS do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Buffered PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Buffered PLUS.

Both U.S. and non-U.S. investors considering an investment in the Buffered PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Buffered PLUS.

Use of proceeds and hedging:

The proceeds from the sale of the Buffered PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Buffered PLUS issued, because, when we enter into hedging transactions in order to meet our obligations

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Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Invesco S&P 500® Equal Weight ETF and the iShares® Core S&P Mid-Cap ETF due November 24, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

under the Buffered PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Buffered PLUS borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Buffered PLUS.

On or prior to November 19, 2024, will hedge our anticipated exposure in connection with the Buffered PLUS by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the RSP Shares, the IJH Shares, in stocks constituting the RTY Index, the S&P 500® Equal Weight Index or the S&P MidCap 400® Index and in futures and/or options contracts on the RTY Index, the RSP Shares, the IJH Shares, the S&P 500® Equal Weight Index or the S&P MidCap 400® Index or their component stocks listed on major securities markets. Such purchase activity could potentially increase the level of any underlying on November 19, 2024, and therefore could increase the level at or above which such underlying must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Buffered PLUS (depending also on the performance of the other underlyings). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Buffered PLUS, including on the valuation date, by purchasing and selling the RSP Shares, the IJH Shares, the stocks constituting the RTY Index, the S&P 500® Equal Weight Index or the S&P MidCap 400® Index, futures or options contracts on the RTY Index, the RSP Shares, the IJH Shares, the S&P 500® Equal Weight Index or the S&P MidCap 400® Index or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of any underlying, and, therefore, adversely affect the value of the Buffered PLUS or the payment you will receive at maturity, if any (depending also on the performance of the other underlyings). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Buffered PLUS, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the Buffered PLUS that it purchases from us to an unaffiliated dealer at a price of $ per Buffered PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Buffered PLUS. MS & Co. will not receive a sales commission with respect to the Buffered PLUS.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Buffered PLUS. When MS & Co. prices this offering of Buffered PLUS, it will determine the economic terms of the Buffered PLUS such that for each Buffered PLUS the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of

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Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Invesco S&P 500® Equal Weight ETF and the iShares® Core S&P Mid-Cap ETF due November 24, 2027

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley or MSFL will arrange to send you the product supplement for PLUS, index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov.as follows:

Product Supplement for PLUS dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for PLUS, in the index supplement or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

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